                                                                       Exhibit 99.1
Remark Media Announces Completion of Name Change and New Executive Management Team

Atlanta, Jan. 5, 2011– Remark Media, Inc. (Nasdaq: MARK), a global digital media company, announced the formal completion of its corporate name change from HSW International, Inc. to Remark Media, Inc., the change of its stock ticker symbol from “HSWI” to “MARK”, and the appointment of a new executive management team.  The Company’s new corporate website address is www.remarkmedia.com.

The new name, Remark Media, signals a strategic shift that includes the development of new proprietary owned websites and the expansion of its services business.  The Company is leveraging its unique competencies and proven expertise at the intersection of web publishing and social media to capitalize on a changing online media marketplace. The new executive management team will support this new strategy and drive the company towards the future.

Carrie Ferman, formerly the Company’s Executive Vice President of Corporate Strategy, will assume the role of Chief Executive Officer.  Bradley Zimmer, formerly the Company’s Executive Vice President and General Counsel, will assume the role of Chief Operating Officer.  Eric Orme will remain Chief Technology Officer.

“From the engaging remarks of social media participants, to remarkable content, to producing digital media experiences that make their mark through superior technology capabilities and enhanced content architecture, the name Remark Media embodies the Company’s mission and goals,” said Ferman. “The new management team possesses the right mix of talents and skills to bring Remark Media to a new level of success in 2012.”

Scott Booth, who has served as a member of the Company’s Board of Directors since 2009, has been elected Chairman of the Board.  He is the founder of and a Managing Partner at Eastern Advisors, LLC, a New York based investment firm that specializes in both public and private investments. The group was launched in 2003 with seed capital from Julian Robertson.  Greg Swayne, the Company’s former Chairman and Chief Executive Officer, is remaining as a member of the Board.

“I am extremely excited about the changes taking place at Remark Media,” said Booth.  “With the explosion in popularity of social media, in many ways companies have had to rethink how they attract, engage with and retain customers, and Remark Media is poised to provide the market with the best platforms, tools and services to transform online spaces into rich, immersive and interactive experiences.”

About Remark Media

Remark Media, Inc. (Nasdaq: MARK) is a global digital media company focused on developing social media businesses that incorporate relevant, high quality content. Remark Media’s services business offers a suite of web services and proprietary platforms that provide brands opportunities to build consumer awareness, promote content engagement and foster brand-customer interactions. The Company's leading brands, BoWenWang (bowenwang.com.cn) and ComoTudoFunciona (hsw.com.br), provide readers in China and Brazil with thousands of articles about how the world around them works, serving as destinations for credible, easy-to-understand reference information. Remark Media is the exclusive digital publisher in China and Brazil for translated content from HowStuffWorks.com, a subsidiary of Discovery Communications, and in China for certain content from World Book. Remark Media is also a founding partner and developer of the U.S.-based product Sharecare, a highly searchable social Q&A healthcare platform organizing and answering the questions of health. The Company is headquartered in Atlanta with additional operations in New York, Beijing and Sao Paulo.

Forward-Looking Statements

This press release contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be in the future tense, and often include words such as "anticipate", "expect", "project", "believe", "plan", "estimate", "intend", "will" and "may". These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of Remark Media. Relevant risks and uncertainties include those referenced in Remark Media's filings with the SEC, and include but are not limited to: our losses and need to raise capital; successfully developing and launching new digital media properties; restrictions on intellectual property under agreements with Sharecare and third parties; challenges inherent in developing an online business; reliance on key personnel; general industry conditions and competition; and general economic conditions, such as advertising rate, interest rate and currency exchange rate fluctuations. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Remark Media assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Contact:

Bradley T. Zimmer
T: 404-974-2722
bzimmer@remarkmedia.com